Exhibit 99.1

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Stewart Lewack, Joseph Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS

SECOND QUARTER RESULTS

NAPLES, Florida, July 28, 2005 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and six-month periods ended June 30, 2005.

For the three months ended June 30, 2005, consolidated net revenue rose 7% to $33.0 million from $31.0 million in the same period of 2004. Operating income for the period rose 2% to $8.1 million, compared to $8.0 million in the second quarter of 2004. Station Operating Income (SOI), a non-GAAP financial measure, rose 6% to $10.8 million, compared to $10.2 million in the year-ago period.

Net income was $3.8 million, or $0.16 per diluted share, in the three months ended June 30, 2005 compared to net income of $3.8 million, or $0.15 per diluted share, in the three months ended June 30, 2004. Per-share results for the second quarters of 2005 and 2004 are based on 24,291,863 and 24,381,246 diluted shares outstanding, respectively.

For the six months ended June 30, 2005, consolidated net revenue increased 8% to $61.6 million from $57.0 million in the same period of 2004. Operating income from continuing operations was $12.4 million, compared to $12.8 million in the year-ago period, while SOI grew 1% to $17.4 million from $17.3 million.

The Company reported net income of $5.4 million, or $0.22 per diluted share, for the first six months of 2005, compared to net income of $4.0 million, or $0.16 per diluted share, in the comparable 2004 period. Net income for the first six months of 2004 reflects a $2.4 million loss on extinguishment of long-term debt. Per share results for the first half of 2005 and 2004 are based on 24,423,467 and 24,584,525 diluted shares outstanding, respectively.

Reported and same-station results were the same for the periods presented above, as no station acquisitions or dispositions were completed in the relevant periods.

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Beasley Broadcast Group, 7/28/05	page 2 of 5

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Second quarter revenue growth reflects increases at eight of our ten market clusters, including continuing strength in Philadelphia and Ft. Myers, which are benefiting from station programming and sales process improvements we implemented over the past year. We are fortunate to operate in relatively healthy regional economies where local advertisers continue to see value in radio advertising. A number of our stations are doing an excellent job of capturing the available revenue in their markets.”

“As always, we continue to invest in our stations to keep them competitive. Higher program rights fees in the Miami-Ft. Lauderdale market will continue into the third quarter, as will certain other programming and promotion expenses in select markets. Given our revenue outlook for the third quarter, we will actively work to keep discretionary spending in line with revenues.”

Third Quarter Guidance

For the three-month period ending September 30, 2005, the Company anticipates reporting flat net revenue compared to the year-ago level. This guidance assumes no material changes in economic conditions or extraordinary world events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information:

The Company will host a conference call and simultaneous webcast today, July 28, 2005, at 10:00 a.m. EDT to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/409-9261; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call on the Internet at the Company’s Web site at www.bbgi.com; allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the call can be accessed for 14 days on the Internet from the Company’s Web site or for 24 hours via telephone at 973/341-3080 (reservation #6267218).

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 41 stations (26 FM and 15 AM) located in ten large- and mid-size markets in the United States.

Definitions

Same-station results compare stations operated by our company at June 30, 2005 to those same-stations operated by our company at June 30, 2004. Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as costs of services (excluding depreciation and amortization) and selling, general and administrative expenses.

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Beasley Broadcast Group, 7/28/05	page 3 of 5

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles. We use these non-GAAP financial measures for internal budgeting purposes and to evaluate the performance of our radio stations. Management uses SOI to evaluate the operating performance of our radio stations because SOI enables management to measure the performance of our radio stations before non-cash expenses for depreciation and amortization and general and administrative costs and expenses related to our corporate and capital structure. Management also uses SOI to make decisions as to the acquisition and disposition of radio stations. SOI excludes recurring non-cash and corporate-level costs and expenses, which may also be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented as separate line items on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with U.S. generally accepted accounting principles, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows management and investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in the Company’s reports filed with the SEC. Readers should note that these statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the loss of key personnel, a downturn in the performance of our radio stations, the Company’s substantial debt levels, and changes in the radio broadcast industry generally. The Company’s actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. These statements do not include the potential impact of any acquisitions or dispositions announced or completed after July 28, 2005. All information in this release is as of July 28, 2005, and the Company undertakes no obligation to update the information contained herein to actual results or changes to the Company’s expectations.

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Beasley Broadcast Group, 7/28/05	page 4 of 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenue	$33,011,479	$30,959,144	$61,647,662	$57,027,762

Costs and expenses:
Cost of services (excluding depreciation and amortization) (1)	10,884,464	10,024,336	20,734,411	18,948,096
Selling, general and administrative (1)	11,295,228	10,724,869	23,469,601	20,764,108
Corporate general and administrative	1,834,815	1,535,343	3,467,033	3,097,953
Depreciation and amortization	723,716	694,087	1,466,114	1,407,351
Asset purchase agreement termination costs	141,449	—	141,449	—

Total costs and expenses	24,879,672	22,978,635	49,278,608	44,217,508

Operating income	8,131,807	7,980,509	12,369,054	12,810,254
Interest expense	(1,920,951)	(1,750,570)	(3,784,036)	(3,824,632)
Loss on extinguishment of long-term debt(2)	—	—	—	(2,418,781)
Gain on increase in fair value of derivative financial instruments	—	112,836	—	151,949
Interest income	129,786	90,528	254,440	179,384
Other non-operating income (expense)	(73,979)	—	126,310	(60,070)

Income before income taxes	6,266,663	6,433,303	8,965,768	6,838,104

Income tax expense	2,478,899	2,660,082	3,550,444	2,822,002

Net income	$3,787,764	$3,773,221	$5,415,324	$4,016,102

Basic net income per share:	0.16	0.16	0.22	0.17
Diluted net income per share:	0.16	0.15	0.22	0.16

Basic common shares outstanding	24,236,547	24,275,107	24,235,766	24,275,404

Diluted common shares outstanding	24,291,863	24,381,246	24,423,467	24,584,525

(1)	We refer to our “Cost of services (excluding depreciation and amortization)” and “Selling, general and administrative” together as our “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	In the 2004 first quarter, Beasley incurred a loss on extinguishment of debt of $2.4 million to write-off debt issuance costs related to the old credit facility and certain fees related to the establishment of a new credit facility.

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Beasley Broadcast Group, 7/28/05	page 5 of 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	June 30, 2005	December 31, 2004
Cash and cash equivalents	$12,799	$14,850
Working capital	25,834	26,580
Total assets	283,441	286,300
Long term debt, less current installments	144,612	153,362
Total stockholders’ equity	84,888	81,075

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Six Months Ended June 30,
	2005	2004
Net cash provided by operating activities	$5,660	$10,513
Net cash used in investing activities	(498)	(2,552)
Net cash used in financing activities	(7,213)	(7,284)
Net increase (decrease) in cash and cash equivalents	(2,051)	677

Calculation of SOI (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenue	$33,011,479	$30,959,144	$61,647,662	$57,027,762
Station operating expenses	(22,179,692)	(20,749,205)	(44,204,012)	(39,712,204)

SOI	$10,831,787	$10,209,939	$17,443,650	$17,315,558

Reconciliation of SOI to Net Income (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
SOI	$10,831,787	$10,209,939	$17,443,650	$17,315,558
Corporate general and administrative	(1,834,815)	(1,535,343)	(3,467,033)	(3,097,953)
Depreciation and amortization	(723,716)	(694,087)	(1,466,114)	(1,407,351)
Asset purchase agreement termination costs	(141,449)	—	(141,449)	—
Interest expense	(1,920,951)	(1,750,570)	(3,784,036)	(3,824,632)
Loss on extinguishment of long-term debt	—	—	—	(2,418,781)
Gain on increase in fair value of derivative financial instruments	—	112,836	—	151,949
Interest income	129,786	90,528	254,440	179,384
Other non-operating income (expense)	(73,979)	—	126,310	(60,070)
Income tax expense	(2,478,899)	(2,660,082)	(3,550,444)	(2,822,002)

Net income	$3,787,764	$3,773,221	$5,415,324	$4,016,102

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